UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 2, 2011
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7733 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000

(Registrant’s telephone number, including area code)
n/a

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.	3
Item 9.01.	Financial Statements and Exhibits.	3
SIGNATURES		3

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) Effective March 2, 2011, the Board of Directors of Belden Inc. (the “Company”) appointed Dean Yoost to the Board and to its Audit Committee. Mr. Yoost, age 60, currently serves as a Director and member of the Audit, Governance, and Nominating Committees of Emulex Corporation and serves on the board of two private companies: UnionBanCal Corporation and Pacific Life Insurance Company. His prior experience includes more than 30 years with PricewaterhouseCoopers LLP, wherein he served as Partner and was a Director on their Global Oversight Board. The press release announcing Mr. Yoost’s appointment is attached hereto as Exhibit 99.1

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a) Effective March 2, 2011, prior to Mr. Yoost’s appointment, the Board amended Section 2 of Article III of the Company’s Third Amended and Restated Bylaws to provide for a board of twelve members. The revised language of Article III, Section 2 is included in Exhibit 3.1 hereof.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

3.1	Amendment to Third Amended and Restated Bylaws of Belden Inc.
99.1	Press release, dated March 2, 2011.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: March 2, 2011	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and General Counsel

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